EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FormFactor, Inc. of our report dated February 24, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in FormFactor’s Annual Report on Form 10-K for the year ended December 26, 2009.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 24, 2010